Exhibit 1.01

Conflict Minerals Report

This is the Conflict Minerals Report for InvenSense, Inc. (“InvenSense” , “we” or “our”), filed with the United States Securities and Exchange Commission (SEC) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period ended December 31, 2015. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment.

If a registrant can establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (DRC) or an adjoining country, or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the DRC or an adjoining country, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

The report presented herein has not been audited by an independent private sector auditor, as the Rule provides that if a registrant’s products are not described as “DRC conflict free”, then such audit is not required.

1. Company Overview

We are a leader in sensor solutions, particularly sensors that combine microelectromechanical systems (MEMS) transducers, such as accelerometers, gyroscopes, barometers, compasses, and microphones, with proprietary algorithms, processors and firmware that synthesize and calibrate sensor output data. Our solutions typically detect and track a host device’s (e.g. smartphone) motion, direction, elevation, and what it is hearing. Where an end user is holding or attached to such a host device, our solutions can detect and track many types of data about the end user. We leverage our intellectual property in MEMS design and manufacturing to reduce sensor size, cost and power. Our proprietary algorithms improve the speed and accuracy of sensor output data, and our application programming interfaces (APIs) and design tools simplify the task of incorporating sensor output into end user applications.

2. Products Overview

While our solutions have broad applicability, we currently target the mobile, automotive, gaming, industrial, drone, wearables, smart home and other internet of things (IoT) markets. We utilize a fabless model, leveraging generally available complementary metal oxide semiconductor (CMOS) and MEMS foundries to whom we have granted licenses to use our proprietary additions and improvements for our benefit, as well as semiconductor packaging and services vendors. We perform the critical test and calibration functions in our wholly owned subsidiary located in Hsinchu, Taiwan. We design our products and solutions in California, Massachusetts, China, Taiwan, Korea, Japan, France, Canada, Slovakia, and Italy. We sell our products to consumer electronics device manufacturers, original design manufacturers and contract manufacturers through our direct worldwide sales organization and through our channel of distributors.

We determined that during the 2015 calendar year, we manufactured and sub-contracted the manufacture of products containing conflict minerals and that the use of these minerals is necessary to the functionality or production of these products.

3. Supply Chain Overview

Our supply chain is complex. There are multiple tiers between our company and the mines. Accordingly, we rely on our direct suppliers to provide information on the origin of the conflict minerals contained in components that are included in our products. The methods we used to try to determine the origin of conflict minerals in our products included:

•	sending letters to our direct suppliers, explaining the rule and referring the suppliers to online instructions;

•	soliciting survey responses from relevant suppliers of components of our products, using the standard Conflict Minerals Reporting Template designed by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI);

•	reviewing responses that we received from our suppliers and following up on inconsistent, incomplete, and inaccurate responses; and

•	sending reminders to suppliers who did not respond to our initial requests for information.

4. Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion

We conducted an analysis of our products and found the 3TG minerals can be found in our products and are necessary to the functionality or production of those products. Therefore, we are subject to the reporting obligations of Rule 13p-1.

We conducted a survey of our active suppliers using a template developed by the EICC and the GeSI, known as the Conflict Minerals Reporting Template. The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. We believe this template is being widely adopted by similarly situated companies in their due diligence processes related to conflict minerals.

At the outset of our 2015 RCOI, we elected to survey our known direct component and outsourced manufacturing supply chain. During the process of our review, we identified eight suppliers who fell within the scope of our RCOI. We sent the Conflict Minerals Reporting Template to those eight of our direct suppliers and received responses from six of the eight. Five of these responses indicated that the conflict minerals that they supplied to us did not originate in the DRC or an adjoining country during the reporting period, while one indicated that they were unable to declare that its conflict minerals did not originate in the DRC during the reporting period. The two suppliers from whom we did not receive responses are suppliers of evaluation boards only and do not supply components and services used in our other products.

Due to the breadth and complexity of our products and supply chain, it will take time and ongoing effort for our suppliers to verify the origin of all of the minerals, and they may not succeed in determining the origin of all or any such minerals at all times during the reporting period. A total of 96 smelters were identified in our supply chain. The smelters identified in our supply chain are provided in Annex I. All of the smelters listed in Annex I were validated as “compliant” on the EICC-GeSI Conflict Free Sourcing Initiative’s (“CFSI”) Conflict Free Smelter List at the end of the reporting period. The CFSI program includes the requirement for an independent audit, which evaluates risks of supporting conflict; a smelter is placed on the Conflict Free Smelter list only upon achieving acceptable results of this audit.

Despite having conducted a good faith reasonable country of origin inquiry and due diligence process, we do not currently have sufficient information from all our suppliers or other sources to determine the country of origin of the conflict minerals used in our products or identify the facilities used to process those conflict minerals during the reporting period. Therefore, we cannot exclude the possibility that some of these conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources during the reporting period.

Using our continuing supply chain due diligence processes, we hope to further develop transparency into our supply chain.

5. Due Diligence Program

5.1. Conflict Minerals Policy

Our policy with respect to the sourcing of conflict minerals can be found at http://ir.invensense.com, under the heading “Corporate Governance – Corporate Social Responsibility Policy”. The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.

5.2. Due Diligence Process

5.2.1. Design of Our Due Diligence and Description of the Due Diligence Process

Our due diligence processes and efforts have been developed in conjunction with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum and tungsten. We designed our due diligence process to conform in all material respects with these OECD guidelines.

Our conflict minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of governance structures with cross functional team members and senior executives, and communication with suppliers. We took measures to ensure that the findings of our supply chain risk assessment are reported to members of our senior management, including our CEO, CFO, VP of Operations and VP of Sales.

5.2.2. Record Maintenance

We have established our due diligence compliance process and a documentation and record maintenance procedure to ensure the retention of relevant documentation in a structured manner.

5.3. Steps to Be Taken to Mitigate Risk and Maturing Due Diligence Program

As we move towards developing our due diligence program, we intend to enhance our supplier communication and to improve our due diligence data accuracy in order to mitigate the risk that the necessary conflict minerals contained in our products could benefit armed groups in the DRC or adjoining countries.

6. Identify and Assess Risk in the Supply Chain

Because of the breadth and complexity of our products, and the constant evolution of our supply chain, it is difficult to identify actors downstream from our direct suppliers.

We have contacted the direct suppliers for our products. Of the eight suppliers that are within the scope of the RCOI, we received responses from six of the suppliers to our request for information. All but one of these responses indicated that the conflict minerals that they supplied to us did not originate in the DRC or an adjoining country during the reporting period, while one indicated that they were unable to declare that its conflict minerals did not originate in the DRC during the reporting period.

7. Audit of Supply Chain Due Diligence

We do not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of the other entities in our supply chain. However, we do rely upon industry efforts to influence smelters and refineries to participate in the EICC/GeSI Conflict- Free Smelter Program.

8. Continuous Improvement Efforts to Mitigate Risk

We intend to undertake the following next steps to improve the due diligence process and to gather additional information which will assist us to determine whether the conflict minerals we utilize benefit armed groups contributing to human rights violations:

•	continue to conduct and report annually on supply chain due diligence for the applicable conflict minerals;

•	examine the possibility of establishing new terms and conditions in supplier contracts that stipulate responses to conflict mineral related inquires; and

•	attempt to validate supplier responses using information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter Program.

ANNEX I

Smelter List for 2015 Reporting Period

The smelters in the table below were reported in our supply chain for the 2015 reporting period.

Metal	Smelter Name	Smelter Country	Smelter Identification
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asahi Refining Canada Limited	CANADA	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Metal	Smelter Name	Smelter Country	Smelter Identification
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Tin	Alpha	UNITED STATES	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Metal	Smelter Name	Smelter Country	Smelter Identification
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320